Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Healthy Choice Wellness Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Class A Common Stock, $0.001 par value per share	457(o)	(1)	(2)	(2)
	Equity	Preferred Stock, $0.001 par value per share	457(o)	(1)	(2)	(2)
	Equity	Depositary Shares	457(o)	(1)	(2)	(2)
	Other	Warrants	457(o)	(1)	(2)	(2)
	Other	Purchase Contracts	457(o)	(1)	(2)	(2)
	Other	Rights	457(o)	(1)	(2)	(2)
	Other	Units	457(o)	(1)	(2)	(2)
	Debt	Debt Securities	457(o)	(1)	(2)	(2)
Fees to Be Paid	Unallocated (Universal) Shelf		457(o)			$500,000,000.00	(3)	0.0001381	$69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$500,000,000.00	(3)	0.0001381	$69,050.00
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due								$69,050.00

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)	The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.
(3)	The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $500,000,000.00.